The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated November 10, 2025

Preliminary Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated June 5, 2023)	Registration No. 333-272422
Rollins, Inc.
$1,000,000,000 of Common Stock
The Selling Shareholders identified in this prospectus supplement are offering $1.0 billion of shares of Rollins, Inc. common stock, par value $1.00 per share. We will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholders. The Selling Shareholders will pay underwriting discounts and commissions in respect of the sale of these shares.
Concurrently with the closing of this offering, we expect to repurchase approximately $200 million of shares of common stock from the underwriter at a price per share equal to the public offering price, less underwriting discounts and commissions (the “Share Repurchase”). See “Summary—Concurrent Share Repurchase.” The completion of the Share Repurchase is conditioned on the closing of this offering, and the closing of this offering is conditioned on the completion of the Share Repurchase.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ROL.” The closing price of the common stock as reported on the NYSE on November 10, 2025 was $58.56 per share.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the Selling Shareholders, before expenses	$	$
__________________
(1)No discounts or commissions are payable to the underwriter in connection with the $200 million of shares of common stock to be repurchased by us pursuant to the Share Repurchase. We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting.”
The Selling Shareholders have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase an aggregate of up to an additional $150 million of shares of common stock at a price per share equal to the public offering price, less underwriting discounts and commissions.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock against payment in New York, New York on or about November         , 2025.

Sole Bookrunner

Morgan Stanley
November          , 2025

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the Selling Shareholders and the terms on which the Selling Shareholders are offering and selling shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein prepared by us or on our behalf is accurate only as of the date of the respective document regardless of the time of delivery of such document or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
To understand the terms of the securities offered by this prospectus supplement, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Rollins, Inc., a Delaware corporation, has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Unless expressly stated or the context otherwise requires, references in this prospectus supplement to “Rollins,” the “Company,” “we,” “us,” “our” or similar references mean Rollins, Inc. and include our consolidated subsidiaries where the context so requires. References in this prospectus supplement to the “Selling Shareholders” mean LOR, Inc. and Rollins Holding Company, Inc.
The securities offered hereby have not been recommended by any United States federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.
We, the Selling Shareholders and the underwriter (or any of its affiliates) have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the Selling Shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompany prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock being sold in this offering. This prospectus supplement and the accompanying prospectus constitute a part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file reports and other information with the SEC. You can obtain copies of this material without charge at the SEC’s website noted above. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.rollins.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our shares of common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
In this prospectus supplement, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on February 13, 2025);
•the information contained in our 2024 Definitive Proxy Statement on Schedule 14A (filed on March 13, 2025) and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on February 13, 2025);
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 (filed on April 24, 2025, July 24, 2025 and October 30, 2025, respectively);
•our Current Reports on Form 8-K filed on February 19, 2025, February 24, 2025, February 28, 2025, March 21, 2025 and April 24, 2025; and
•the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 28, 2020), and any amendment or report filed with the SEC for the purpose of updating that description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the closing of this offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website at www.rollins.com is not incorporated into this prospectus supplement or the accompanying prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Rollins, Inc. at the following address:
Investor Relations Department
Rollins, Inc
2170 Piedmont Rd., N.E.
Atlanta, Georgia 30324
(404) 888-2000

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties concerning the business and financial results of the Company. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding:
•our expectations with respect to our financial and business performance and strategy;
•our expansion efforts and growth opportunities, including, but not limited to, organic growth and recent and future acquisitions in the United States and in foreign markets where we have a presence and integration efforts with respect to recent acquisitions;
•our belief that we compete effectively and favorably with our competitors;
•our alignment around the key strategic areas that will enable us to grow faster than our market, position our business for the future, and deliver value for all stakeholders and our ability to execute on our strategic plan;
•the impact of inflation, changing interest rates, tariffs, trade wars, trade disputes, foreign exchange rate risk, business interruptions due to natural disasters and changes in the weather patterns, seasonality, employee shortages, and supply chain issues;
•our belief that we maintain a sufficient level of products, materials, and other supplies and have qualified comparable products and materials and our ability to foresee potential supply disruptions;
•our expectations with respect to new and innovative products and services;
•our approach to human capital management, including training, development, retention, inclusion, and engaging with our local communities;
•continuously improving our safety culture and monitoring safety goals, including, but not limited to, our proactive approach with respect to safety and risk management;
•our policies and procedures that are designed to identify, assess, and manage material risks arising from cybersecurity incidents;
•that our new information technology systems and technology will lead to new or improving business capabilities and streamline business processes, financial reporting, and acquisition integration;
•our expectations with respect to interest costs and effective tax rates;
•our robust pipeline for acquisitions;
•our focus on continuous improvement initiatives to enhance profitability across our business;
•the underlying health of core pest control markets;

•our focus on pricing, ongoing modernization efforts, and that a culture of continuous improvement should support healthy incremental margins;
•the sufficiency of current cash and cash equivalents balances, future cash flows, and available borrowings under our Credit Facility to finance our current and future operations;
•our belief that the Company has adequate liquid assets, funding sources and insurance accruals to accommodate potential future insurance claims;
•our approach to capital allocation inclusive of our intent to pay cash dividends to common shareholders and to invest in acquisitions;
•our belief that no pending or threatened claim, proceeding, litigation, regulatory action or investigation, either alone or in the aggregate, including, but not limited to, the investigation by certain California governmental authorities regarding compliance with environmental regulations and claims filed under California’s Private Attorneys General Act, will have a material adverse effect on our financial position, results of operations or liquidity;
•the suitability and adequacy of our facilities to meet our current and reasonably anticipated future needs;
•estimates, assumptions, and projections related to our application of critical accounting policies; and
•other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the heading “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated by reference as described under the heading “Incorporation of Certain Documents by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
The following summary contains basic information about us and this offering that is contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein and therein. Because it is a summary, it does not contain all the information that may be important to you and your investment decision. Before making an investment decision, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the financial statements and the accompanying notes contained in such documents. Some of the statements in this following summary constitute forward-looking statements. See “Forward-Looking Statements.”
About Rollins, Inc.
Rollins is an international services company headquartered in Atlanta, Georgia. Through our family of leading brands, we provide essential pest and wildlife control services and protection against termite damage, rodents and insects to more than two million residential and commercial customers from more than 800 Company-owned and franchised locations in approximately 70 countries. Over the course of our lengthy operating history, we have garnered a reputation for providing great customer service. The contracted and recurring nature of our services provide us with visibility into a significant portion of our future revenue.
In 1964, brothers O. Wayne and John Rollins acquired Orkin Exterminating Company, and in 1965 we changed our name from Rollins Broadcasting, Inc. to Rollins, Inc. In 1968, Rollins began trading on the New York Stock Exchange under the symbol “ROL.” Since then, we have grown into a premier consumer and commercial services business with numerous industry leading brands including the world renowned Orkin, as well as HomeTeam Pest Defense, Clark Pest Control, Western Pest Services, Critter Control Wildlife, Northwest Exterminating and Fox Pest Control, among others.
For more information about Rollins, see our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Corporate Information
Our principal executive office is located at 2170 Piedmont Rd., N.E., Atlanta, Georgia 30324. Our telephone number is (404) 888-2000. Additional information about Rollins and its subsidiaries is included in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
Rollins also maintains a website at www.rollins.com. None of the information contained on our website or on websites linked to our website is part of this prospectus supplement or the accompanying prospectus.
Concurrent Share Repurchase
Concurrently with the closing of this offering, we expect to repurchase approximately $200 million of shares of common stock from the underwriter at a price per share equal to the public offering price, less underwriting discounts and commissions. The completion of the Share Repurchase is conditioned on the closing of this offering, and the closing of this offering is conditioned on the completion of the Share Repurchase. Any shares repurchased by us in the Share Repurchase will thereafter cease to be outstanding and will be retained as treasury shares or cancelled. We currently intend to use cash on hand and borrowings available under our commercial paper program to fund the Share Repurchase. The Share Repurchase is in addition to our existing share repurchase authorization.

THE OFFERING

Common Stock Offered by the Selling Shareholders
17,076,502 shares (19,637,978 shares if the underwriter exercises its option to purchase additional shares in full) based on an assumed public offering price of $58.56 per share, the last reported sale price of our common stock on the NYSE on November 10, 2025.

Common Stock Outstanding After This Offering and the Share Repurchase
481,213,514 shares based on an assumed public offering price of $58.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 10, 2025.(1)

Share Repurchase
Concurrently with the closing of this offering, we expect to repurchase approximately $200 million of shares (or 3,415,300 shares in the aggregate, based on an assumed public offering price of $58.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 10, 2025) of common stock from the underwriter. The price per share of shares of common stock repurchased from the underwriter will be equal to the public offering price, less underwriting discounts and commissions. The completion of the Share Repurchase is conditioned on the closing of this offering, and the closing of this offering is conditioned on the completion of the Share Repurchase.

Use of Proceeds	We will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.

Dividends
We declared a quarterly dividend of $0.15, $0.15, $0.165 and $0.165 per share of common stock for the four quarters of the fiscal year ended December 31, 2024, respectively, and $0.165 and $0.165 per share of common stock for the two quarters of the fiscal year ending December 31, 2025, respectively. On October 28, 2025, we declared a quarterly cash dividend of $0.1825 per share of common stock for the third quarter of the fiscal year ending December 31, 2025, payable on December 10, 2025 to holders of record at the close of business on November 10, 2025.  Purchasers of shares of our common stock in this offering will not be entitled to receive this dividend with respect to such shares, as they were not shareholders of record with respect to such shares on the record date.
We expect to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any. See “Dividend Policy.”

Risk Factors	Investing in our common stock involves significant risks. You should read carefully the information set forth under “Risk Factors” herein and in the documents incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.

NYSE Symbol	“ROL.”

__________________
(1)The number of shares of our common stock to be outstanding immediately after this offering is based on 484,628,814 shares of our common stock outstanding as of October 20, 2025, and excludes 3,862,923 shares of our common stock reserved as of September 30, 2025 for issuance under our 2018 Stock Incentive Plan.

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA
The following summary historical consolidated financial and other data of Rollins, Inc. should be read together with (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited historical consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference herein.
The summary historical consolidated financial and other data as of September 30, 2025 and for the nine months ended September 30, 2025 and September 30, 2024 is derived from our unaudited consolidated financial statements and related notes incorporated by reference herein. In the opinion of management, such unaudited financial information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. Operating results for the nine months ended September 30, 2025 are not necessarily indicative of the results for the full year.

	Year Ended December 31,			Nine Months Ended September 30,
(in thousands)	2022	2023	2024	2024	2025
Results of Operations Data:
Revenues
Customer Services	$2,695,823	$3,073,278	$3,388,708	$2,556,539	$2,848,137
Costs and Expenses
Costs of services provided (exclusive of depreciation and amortization below)	1,308,399	1,469,871	1,603,197	1,197,735	1,329,445
Sales, general and administrative	802,710	915,233	1,015,067	769,522	859,513
Restructuring costs	—	5,196	—	—	—
Depreciation and amortization	91,326	99,752	113,220	82,685	93,177
Total operating expenses	2,202,435	2,490,052	2,731,484	2,049,942	2,282,135
Operating Income	493,388	583,226	657,224	506,597	566,002
Interest expense, net	2,638	19,055	27,677	22,650	21,118
Other (income) expense, net	(8,167)	(22,086)	(683)	(933)	(1,334)
Consolidated Income Before Income Taxes	498,917	586,257	630,230	484,880	546,218
Provision for Income Taxes	130,318	151,300	163,851	124,176	135,954
Net Income	$368,599	$434,957	$466,379	$360,704	$410,264
Net Income Per Share – Basic and Diluted	$0.75	$0.89	$0.96	$0.74	$0.85
Weighted average shares outstanding - basic	492,300	489,949	484,249	484,231	484,565
Weighted average shares outstanding - diluted	492,413	490,130	484,295	484,270	484,598
Dividends Paid Per Share	$0.430	$0.540	$0.615	$0.450	$0.495
Other Financial Data:
Adjusted EBITDA(1)	$584,714	$691,322	$771,493	$590,331	$661,343
Adjusted EBITDA margin(1)	21.7%	22.5%	22.8%	23.1%	23.2%
Free cash flow(2)	$435,302	$495,901	$580,081	$396,106	$491,003
__________________
(1)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. We use Adjusted EBITDA and Adjusted EBITDA margin as measures of operating performance because these measures allow us to compare performance consistently over various periods.

We believe these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, our results of operations.
The table below is a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin with its most comparable GAAP measures for the periods presented.

	Year Ended December 31,			Nine Months Ended September 30,
(in thousands)	2022	2023	2024	2024	2025
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net Income	$368,599	$434,957	$466,379	$360,704	$410,264
Depreciation and amortization	91,326	99,752	113,220	82,685	93,177
Interest expense, net	2,638	19,055	27,677	22,650	21,118
Provision for income taxes	130,318	151,300	163,851	124,176	135,954
EBITDA	$592,881	$705,064	$771,127	$590,215	$660,513
For acquisition-related expenses	—	$3,148	$1,049	$1,049	$2,164
Restructuring costs	—	5,196	—	—	—
Gain on sale of assets, net	(8,167)	(6,636)	(683)	(933)	(1,334)
Gain on sale of businesses	—	(15,450)	—	—	—
Adjusted EBITDA	$584,714	$691,322	$771,493	$590,331	$661,343
Revenues	$2,695,823	$3,073,278	$3,388,708	$2,556,539	$2,848,137
EBITDA margin	22.0%	22.9%	22.8%	23.1%	23.2%
Adjusted EBITDA margin	21.7%	22.5%	22.8%	23.1%	23.2%
__________________
(2)Free cash flow is a non-GAAP financial measure. We use free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate our ability to maintain its asset base and generate future cash flows from operations.
The table below is a reconciliation of free cash flow with its most comparable GAAP measures for the periods presented.

	Year Ended December 31,			Nine Months Ended September 30,
(in thousands)	2022	2023	2024	2024	2025
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$465,930	$528,366	$607,653	$419,495	$513,363
Capital expenditures	(30,628)	(32,465)	(27,572)	(23,389)	(22,360)
Free cash flow	$435,302	$495,901	$580,081	$396,106	$491,003

RISK FACTORS
An investment in our common stock involves certain risks. Before making an investment decision, you should carefully consider the following risks and all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, before deciding whether to invest in our common stock, you should carefully consider the risk factors and the discussion of risks contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
Risks Related to this Offering and our Common Stock
The market price of our common stock may decline after this offering.
The price per share of common stock sold in this offering may be greater or less than the market price of our common stock on the date this offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the common stock, some purchasers in this offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of shares of our common stock in this offering will be able to sell shares after this offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in this offering and the timing of any sales of common stock. In addition to the factors described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, other factors that could affect the market price of our common stock include, but are not limited to, those referenced under “Forward-Looking Statements” above and the following:
•market conditions in the broader stock market in general, or in our industry in particular;
•actual or anticipated fluctuations in our quarterly financial and operating results;
•introduction of new products and services by us or our competitors;
•issuance of new or changes in securities analysts’ reports or recommendations;
•our inability to meet the financial estimates of analysts who follow our company;
•strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts, joint marketing relationships, joint ventures or capital commitments;
•sales of large blocks of our common stock;
•additions or departures of key personnel;
•changes in accounting standards, policies, guidance, interpretations or principles;

•perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;
•the public reactions to our press releases, other public announcements and filings with the SEC;
•any increased indebtedness we may incur in the future;
•regulatory developments;
•actions by institutional stockholders;
•litigation and governmental investigations; and
•economic and political conditions or events.
These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
We are not restricted from issuing additional common stock or preferred stock, subject to the underwriting agreement entered into with the underwriter in connection with this offering, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. In addition, pursuant to the Registration Rights Agreement, the Selling Shareholders have the right to request up to eight offerings for the resale of shares of our common stock held by the Selling Shareholders and their affiliates during the term of the Registration Rights Agreement (subject to the underwriting agreement entered into with the underwriter in connection with this offering). The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, by us, the Selling Shareholders or other of our stockholders, or the perception that such sales could occur.
In addition, Morgan Stanley & Co. LLC may, in its sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your shares of common stock at a time and price that you deem appropriate.
If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or change their views regarding the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

A group that includes members of our board of directors has a significant ownership interest, and it will continue to beneficially own approximately 38.5% of our outstanding common stock after the sale of shares in this offering and the Share Repurchase.
As of the date of this prospectus supplement, prior to the closing of this offering and the completion of the Share Repurchase, Gary W. Rollins, Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins, and certain companies, trusts and other entities under their control (collectively, the “Significant Shareholder Group”) beneficially owned an aggregate of 202,523,489 shares of our common stock, or approximately 41.8% of the outstanding shares. Following this offering and the Share Repurchase, the Significant Shareholder Group will beneficially own an aggregate of 185,446,987 shares of our outstanding common stock, or approximately 38.5% (assuming no exercise of the underwriter’s option to purchase additional shares) (based on an assumed public offering price of $58.56 per share, the last reported sale price of our common stock on the NYSE on November 10, 2025). Accordingly, the Significant Shareholder Group will continue to have the power to exercise substantial influence over us and on matters requiring approval by our stockholders, including the election of directors, the approval of mergers and other significant corporate transactions. This concentration of ownership may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.
Certain provisions of Delaware law and anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of Delaware law and our certificate of incorporation and by-laws may have an anti-takeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•a classified Board with staggered three-year terms;
•the ability of our Board to issue one or more series of preferred stock;
•advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•certain limitations on business combinations with shareholders that acquire at least 15% of our outstanding stock without meeting specified approvals and/or prerequisites; and
•certain limitations on convening special stockholder meetings.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. See “Description of Capital Stock.”
Our amended and restated by-laws provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our amended and restated by-laws provide, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our Company to us or our stockholders, (iii) action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or

(iv) action asserting a claim against us or any of our directors or officers governed by the “internal affairs doctrine.” The by-laws’ exclusive forum provision does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated by-laws. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our by-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common stock being offered hereby, and all proceeds from this offering will be received by the Selling Shareholders.

DIVIDEND POLICY
We declared a quarterly dividend of $0.15, $0.15, $0.165 and $0.165 per share of common stock for the four quarters of the fiscal year ended December 31, 2024, respectively, and $0.165 and $0.165 per share of common stock for the two quarters of the fiscal year ending December 31, 2025, respectively. On October 28, 2025, we declared a quarterly cash dividend of $0.1825 per share of common stock for the third quarter of the fiscal year ending December 31, 2025, payable on December 10, 2025 to holders of record at the close of business on November 10, 2025.  Purchasers of shares of our common stock in this offering will not be entitled to receive this dividend with respect to such shares, as they were not shareholders of record with respect to such shares on the record date.
We expect to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any.

SELLING SHAREHOLDERS
The table below sets forth information concerning the resale of our common stock by the Selling Shareholders. We will not receive any proceeds from the resale of common stock by the Selling Shareholders. The following table is based on information provided to us by the Selling Shareholders as of the date of this prospectus supplement:

	Shares Beneficially Owned Prior to this Offering and the Share Repurchase(1)		Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering and the Share Repurchase
				(Assuming the Underwriter’s Option is Not Exercised)(2)		(Assuming the Underwriter’s Option is Exercised in Full)(2)
Name of Selling Shareholder	Number	%(4)		Number	%(4)	Number	%(4)
LOR, Inc.(3)	171,507,258	35.4%	16,393,442	155,113,816	32.2%	152,552,340	31.7%
Rollins Holding Company, Inc.	8,731,599	1.8%	683,060	8,048,539	1.7%	8,048,539	1.7%
__________________
(1)Shares shown are those beneficially owned by the Selling Shareholders prior to this offering and the Share Repurchase. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any common stock over which he, she, or it has voting or investment power, and as well as any shares such person has the right to acquire within 60 days. Gary W. Rollins, who serves as Executive Chairman Emeritus of our board of directors, is an officer and director of each of the Selling Shareholders. Pamela R. Rollins, who serves as a member of our board of directors, is an officer and director of each of the Selling Shareholders. Prior to this offering and the Share Repurchase, a group that includes Mr. Rollins and Ms. Rollins and certain of their affiliates (the “Significant Shareholder Group”) possessed approximately 41.8% of the voting power of our outstanding common stock. Not included are an additional 22,284,632 shares which are beneficially owned by the Significant Shareholder Group but not by LOR, Inc. (“LOR”) or Rollins Holding Company, Inc., and which are not offered for sale hereby. Prior to this offering and the Share Repurchase, the Significant Shareholder Group beneficially owned a total of approximately 202,523,489 shares, based in part on information contained in an amendment to Schedule 13D filed by the Significant Shareholder Group on September 11, 2023, including shares beneficially held by the Selling Shareholders. Following this offering and the Share Repurchase, the Significant Shareholder Group is expected to beneficially own a total of approximately 185,446,987 shares, representing approximately 38.5% of our outstanding common stock, prior to the sale of any shares pursuant to the option described above (based on an assumed public offering price of $58.56 per share, the last reported sale price of our common stock on the NYSE on November 10, 2025).
(2)The Selling Shareholders have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase an aggregate of up to an additional $150 million of shares of common stock.
(3)Shares shown as beneficially owned by LOR prior to this offering and the Share Repurchase include (a) 164,581,449 shares held by the LOR; (b) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company (LOR is the manager of RFA Management Company, LLC); (c) 744,963 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR is the manager of RFT Investment Company, LLC); and (d) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR is the managing member of RCTLOR, LLC).
(4)Percentages are based on 484,628,814 shares of our common stock issued and outstanding as of October 20, 2025. Shares Beneficially Owned After this Offering and the Share Repurchase assumes the completion of the Share Repurchase of 3,415,300 shares of our common stock concurrently with the closing of this offering (based on an assumed public offering price of $58.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 10, 2025). The completion of the Share Repurchase is conditioned on the closing of this offering, and the closing of this offering is conditioned on the completion of the Share Repurchase.
For further information about material relationships among us, on the one hand, and the Selling Shareholders, Mr. Gary W. Rollins, and the other members of the Significant Shareholder Group, on the other, see the documents referred to under the heading “Where You Can Find More Information.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “Service”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the Service regarding the matters discussed below. There can be no assurance the Service or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the U.S. federal estate or gift tax, the Medicare contribution tax on net investment income or any alternative minimum tax, nor does it address any aspects of U.S. state or local or non-U.S. laws. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the U.S.;
•persons holding our common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers or traders in securities or currencies that use a mark-to-market method of tax accounting;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
•persons required to confirm the timing of income accruals to financial statements pursuant to section 451 of the Code;
•“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and
•tax-qualified retirement plans.

If any partnership or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships are urged to consult their tax advisors regarding the purchase, ownership and disposition of shares of our common stock.
INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSIDERATIONS RELATED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE APPLICABLE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING AUTHORITY OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity treated as a partnership for U.S. federal income tax purposes. A United States person is any person that is or is treated as any of the following:
•an individual who is a citizen or resident of the U.S. as determined for U.S. federal income tax purposes;
•a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (1) whose administration is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy” we expect to make distributions each quarter. If we do make such distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital up to (and will reduce, but not below zero) a Non-U.S. Holder’s adjusted tax basis in its common stock. Any excess amounts will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, backup withholding, and FATCA (as defined below), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or the applicable withholding agent prior to the payment of dividends a valid Service Form W-8BEN, W-8BEN-E or other applicable documentation (or, in each case, an appropriate successor form) certifying qualification for the lower income tax treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Service.
Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid Service Form W-8ECI (or an appropriate successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends.
Non-U.S. Holders are urged to consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussions below on backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (a “USRPI”) by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by capital losses of the Non-U.S. Holder allocable to U.S. sources (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. In general, we would be a United States real property holding corporation if USRPI comprised (by fair market value) at least half of our world assets which are used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, during the calendar year in which the disposition occurs and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition or (2) the Non-U.S. Holder’s holding period for our common stock. While our common stock is currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future. If we were to become a USRPHC and our common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders are urged to consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid Service Form W-8BEN, W-8BEN-E or W-8ECI (or, in each case, an appropriate successor form) or otherwise establishes an exemption. However, information returns are required to be filed with the Service in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the Service may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Service.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) in the case of a foreign financial institution, certain diligence and reporting obligations are undertaken, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each of its direct and indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. Proposed Treasury Regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding under FATCA on payments of gross proceeds from the sale or disposition of property that can produce U.S. source dividends or interest.
Prospective investors are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
The Company, the Selling Shareholders and the underwriter named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table, which includes the shares subject to the Share Repurchase. Morgan Stanley & Co. LLC is the sole underwriter.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
Total
The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
Concurrently with the closing of this offering, we have agreed to repurchase                 shares of common stock from the underwriter at a price per share equal to the public offering price, less underwriting discounts and commissions. For more information, see “Summary—Concurrent Share Repurchase.” The completion of the Share Repurchase is conditioned on the closing of this offering, and the closing of this offering is conditioned on the completion of the Share Repurchase.
The underwriter has an option to purchase an aggregate of up to an additional        shares from the Selling Shareholders at a price per share equal to the public offering price, less underwriting discount and commissions. The underwriter may exercise this option for 30 days from the date of this prospectus supplement.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the Selling Shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.
Paid by the Selling Shareholders

	No Exercise	Full Exercise
Per Share(1)	$	$
Total	$	$
__________________
(1)The underwriting discount for the            shares of the Company’s common stock sold to the public is                  per share. No discounts or commissions are payable to the underwriter in respect of the shares of the Company’s common stock being repurchased by the Company pursuant to the Share Repurchase.
Shares sold by the underwriter to the public will be offered at the price to public set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $     per share from the public offering price. If all the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. This offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The Company estimates that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $               and payable by the Company. We have agreed to reimburse the underwriter for certain expenses in connection with this offering.
The Company’s common stock is listed on NYSE under the symbol “ROL.”
The Company has agreed that, without the prior written consent of Morgan Stanley & Co. LLC, it will not, during the period ending 90 days after the date of this prospectus supplement (the “Lock-Up Period”): (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of the Company’s common stock that are substantially similar to the shares of the Company’s common stock being offered, including but not limited to any options or warrants to purchase shares of the Company’s common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Company’s common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Company’s common stock or such other securities, in cash or otherwise.
The restrictions described in the paragraph above do not apply, subject in certain cases to various conditions (including the transfer of the Lock-Up Restrictions, as such term is defined below), to: (a) the shares to be sold hereunder or issued pursuant to employee stock incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement; (b) the issuance by the Company of options to purchase shares of common stock and other equity incentive compensation, including restricted stock or restricted stock units pursuant to employee stock option plans or similar plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement; (c) any shares of common stock issued upon the exercise of options granted under such stock option or similar plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement; or (d) the issuance by the Company of shares of common stock or securities convertible into shares of common stock in connection with an acquisition or business combination, provided that the aggregate number of shares of common stock issued pursuant to this clause (d) during the Lock-Up Period will not exceed 5% of the total number of shares of common stock issued and outstanding on the closing date of this offering; and provided further that, in the case of any issuance pursuant to this clause (d), any recipient of shares of the Company’s common stock will execute and deliver to Morgan Stanley & Co. LLC a lock-up agreement as described in the underwriting agreement.
The Company’s directors, certain of its executive officers and the Selling Shareholders (collectively, the “Lock-up Parties”), have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, or cause or direct any of their affiliates to, during the period ending 90 days (in the case of the directors and officers, other than Gary W. Rollins and Pamela R. Rollins) and 365 days (in the case of the Selling Shareholders, Gary W. Rollins, Pamela R. Rollins and the other members of the Significant Shareholder Group) after the date of this prospectus supplement: (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of the Company’s common stock, or any options or warrants to purchase any shares of the Company’s common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s common stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the Lock-Up Party; (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Lock-up Party or someone other than the Lock-up Party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of the Company’s common stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the shares of the Company’s common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”); or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above (clauses (i) through (iii) above, collectively the “Lock-Up Restrictions”).
The Lock-Up Restrictions will not apply, subject in certain cases to various conditions (including the transfer of the Lock-Up Restrictions), to Transfers: (i) as a bona fide gift or gifts or charitable contributions; (ii) to any trust for the direct or indirect benefit of the Lock-up Party or the immediate family of the Lock-up Party; (iii) to any beneficiary of or the estate of a beneficiary of the Lock-up Party pursuant to a trust, will or other testamentary document or applicable laws of descent; (iv) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (v) in transactions relating to shares of the Company’s common stock or other securities acquired in open market transactions after the closing of this offering; (vi) pursuant to a bona fide third-

party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of this offering, involving a change of control of the Company; (vii) to any person that is a member of the same reporting “group” (within the meaning of Section 13(d)(3) of the Exchange Act) as the Lock-up Party; (viii) if the Lock-up Party is a corporation or other entity, to its wholly-owned subsidiaries or other entity; (ix) in connection with the sale of the Lock-up Party’s shares of common stock pursuant to the underwriting agreement; (x) in connection with any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of the lock-up agreement; (xi) in connection with the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of the lock-up agreement; (xii) relating to the withholding by, or transfer, sale or other disposition of shares of the Company’s common stock to, the Company in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the Lock-up Party in connection with the “net” or “cashless” exercise or vesting of, restricted stock, restricted stock units, incentive stock options or other stock-based awards; or (xiii) with the prior written consent of Morgan Stanley & Co. LLC.
In connection with this offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the closing of this offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
From time to time, the underwriter and/or its affiliates may provide investment banking services to the Company and the Selling Shareholders. In addition, affiliates of the underwriter are the Company’s customers and the contracts governing such relationships were entered into at arm’s length and on customary terms. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and the Selling Shareholders. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriter and its affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, the Company and the Company’s affiliates, including the Selling Shareholders, in the ordinary course of business for which they have received or will receive customary fees and expenses.
The Company and the Selling Shareholders, severally and not jointly, have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by the underwriter participating in this offering. The underwriter may agree to allocate a number of shares of common stock for sale to their online brokerage account holders.
Internet distributions will be allocated by the underwriter that may make Internet distributions on the same basis as other allocations.
Selling Restrictions
Notice to prospective investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of the Company’s common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of the Company’s common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of the Company’s common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.
In relation to each Relevant State, no shares of the Company’s common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of the Company’s common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of the Company’s common stock may be offered to the public in that Relevant State at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of the Company’s common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of the Company’s common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any shares of the Company’s common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of the Company’s common stock.
Notice to prospective investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of the Company’s common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of the Company’s common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of the Company’s common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. None of the Company or the underwriter have authorized, nor do they authorize, the making of any offer of shares of the Company’s common stock in the United Kingdom in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer. No shares of the Company’s common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of the Company’s common stock which has been approved by the Financial Conduct Authority, except that the shares of the Company’s common stock may be offered to the public in the United Kingdom at any time:
a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or
c)in any other circumstances falling within Section 86 of the FSMA.
provided that that no such offer of the shares of the Company’s common stock shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of the Company’s common stock in the United Kingdom means the communication in any form and by means of sufficient information on the terms of the offer and any shares of the Company’s common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of the Company’s common stock.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of the Company’s common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of the Company’s common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of the Company’s common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common the Company’s stock in, from or otherwise involving the United Kingdom.
Notice to prospective investors in Canada
The shares of the Company’s common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of the Company’s common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the Company’s shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to the Company and/or to anyone acting on the Company’s behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to prospective investors in Hong Kong
The shares have not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and

Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or Securities and Futures Ordinance, or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to prospective investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the shares except: (1) to an institutional investor, an accredited investor, a relevant person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to prospective investors in Japan
The shares of the Company’s common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the shares of the Company’s common stock may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to the private placement exemptions stated below from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to prospective investors in the Dubai International Financial Centre
This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied upon by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of common stock to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.
Notice to prospective investors in Switzerland
This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

LEGAL MATTERS
The validity of the shares of common stock to be sold in this offering will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of Rollins, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and elsewhere in the registration statement, and the effectiveness of Rollins, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements as of and for the year ended December 31, 2022, incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Rollins, Inc.
$1,500,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units
and
249,014,176 shares of Common Stock offered by the Selling Stockholders

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $1,500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).
In addition, the selling stockholders named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 249,014,176 shares of our common stock. The selling stockholders may sell any or all of these shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is included under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.
Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. We may not use this prospectus to offer and sell securities without a prospectus supplement.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock, par value $1.00 per share, is traded on the New York Stock Exchange under the symbol “ROL.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2023.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $1,500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities we may offer. In addition, under this prospectus, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 249,014,176 shares of our common stock. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us, the selling stockholders and the securities offered pursuant to this prospectus. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities we offer may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, the selling stockholders and our respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer securities pursuant to this prospectus, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “Rollins,” the “Company,” “we,” “us” and “our” refer to Rollins, Inc.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.rollins.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on February 16, 2023);
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 (filed on April 27, 2023);
•our Current Reports on Form 8-K filed on February 27, 2023, March 30, 2023, and April 28, 2023; and
•the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on February 16, 2023), and any amendment or report filed with the SEC for the purpose of updating that description.
All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we or the selling stockholders stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Rollins, Inc.
Attention: Investor Relations Department
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324
(404) 888-2000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding:
•our belief that our accounting estimates and assumptions may materially change over time in future periods in response to economic trends;
•the outcomes of any pending claim, proceeding, litigation, regulatory action or investigation filed against us, either alone or in the aggregate, which could have a material adverse effect on our business, or liquidity, financial condition and results of operations;
•our evaluation of pending and threatened claims and establishment of loss contingency reserves based upon outcomes we believe to be probable and reasonably estimable;
•our belief that we do not expect the resolution of the alleged violations and information requests from governmental authorities in California for our Orkin and Clark Pest Control operations to have a material adverse effect on our consolidated financial position, results of operations or cash flows;
•our belief that we will continue to be involved in various claims, arbitrations, contractual disputes, investigations, and regulatory and litigation matters relating to, and arising out of, our businesses and our operations;
•our reasonable certainty that we will exercise the renewal options on our operating leases;
•risks related to our belief that our current cash and cash equivalent balances, future cash flows expected to be generated from operating activities and available borrowings under our $1.0 billion revolving credit facility (the “Credit Facility”) will be sufficient to finance our current operations and obligations, and fund expansion of the business for the foreseeable future;
•our ability to remain in compliance with applicable debt covenants under the Credit Facility;
•our belief that adoption of ASU 2022-03 is not expected to have a material impact on our consolidated financial statements;
•risks related to our plans to continue to grow our business in foreign markets in the future through reinvestment of foreign deposits and future earnings as well as acquisitions of unrelated companies, our expectation to repatriate unremitted foreign earnings from our foreign subsidiaries, and our expectations to continue to be permanently reinvested with respect to our investments in our foreign subsidiaries;
•our expectation that total unrecognized compensation cost related to restricted shares and PSUs will be recognized over a weighted average period of approximately 3.4 years;
•our expectation that the acquisition-related goodwill recognized during the quarter will be deductible for tax purposes;
•our conclusion that there are no impairments of our goodwill or other intangible assets;
•our belief that the factors contributing to the amount of goodwill are based on strategic and synergistic benefits that are expected to be realized;
•our belief that we have adequate liquid assets, funding sources and insurance accruals to accommodate potential future insurance claims;
•our belief that foreign exchange rate risk will not have a material effect on our results of operations going forward;

•our belief that demand remains favorable to start the second quarter and our expectations that acquisitions will have a larger impact on revenue growth in the second quarter versus the first quarter;
•our belief that we are positioned well to deliver strong operating results in 2023;
•our expectations to see an uptick in SG&A primarily related to customer acquisition costs as we work to acquire new customers and grow our business;
•our expectations to see a lower level of incremental margins in the second quarter relative to the first quarter associated with higher customer acquisition costs;
•our belief that continued disruptions in economic markets due to high inflation, increases in interest rates, business interruptions due to natural disasters, employee shortages and supply chain issues, all pose current and future challenges which may adversely affect our future performance, and that we cannot reasonably estimate whether our current strategies will help mitigate the impact of these economic disruptors in the future; and
•other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.
Forward-looking statements are based on information available at the time those statements are made and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider the factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, that could cause our actual results and financial condition to differ materially from estimated results and financial condition. We do not undertake to update our forward-looking statements.

THE COMPANY
Our Company
We are an international services company headquartered in Atlanta, Georgia. Through our family of leading brands, we provide essential pest and wildlife control services and protection against termite damage, rodents and insects to more than two million residential and commercial customers from more than 800 Company-owned and franchised locations in approximately 70 countries. Over the course of our lengthy operating history, we have garnered a reputation for providing great customer service. The contracted and recurring nature of our services provide us with visibility into a significant portion of our future earnings.
In 1964, brothers O. Wayne and John Rollins acquired Orkin Exterminating Company and in 1965 we changed our name from Rollins Broadcasting, Inc. to Rollins, Inc. In 1968, Rollins began trading on the New York Stock Exchange under the symbol “ROL.” Since then, we have grown into a premier consumer and commercial services business with numerous industry leading brands including the world renowned Orkin, as well as HomeTeam Pest Defense, Clark Pest Control, Western Pest Services, Critter Control Wildlife and Northwest Exterminating, Fox Pest Control, among others.
We operate under one reportable segment which contains our three business lines:
•Residential: Pest control services protecting residential properties from common pests, including rodents, insects and wildlife;
•Commercial: Workplace pest control solutions for customers across diverse end markets such as healthcare, foodservice, logistics; and
•Termite: Termite protection services and ancillary services for both residential and commercial customers.
For more information about Rollins, see our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Corporate Information
Our principal executive office is located at 2170 Piedmont Rd., N.E., Atlanta, Georgia 30324. Our telephone number is (404) 888-2000. Additional information about Rollins and its subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Rollins also maintains a website at www.rollins.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:
•repurchases of shares of our common stock;
•debt repayment;
•working capital; and/or
•capital expenditures.
We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS
The following table sets forth information, as of May 30, 2023, with respect to the ownership of shares of our common stock by the selling stockholders listed therein. We will not receive any proceeds from the resale of common stock by the selling stockholders. The following table is based on information provided to us by the selling stockholders as of the date of this prospectus.
The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares Beneficially Owned Prior to this Offering			Total Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number		%(1)		Number	%(1)
Gary W. Rollins Voting Trust U/A dated September 14, 1994	224,748,671	(2)	45.6%	224,748,671	—	*
R. Randall Rollins Voting Trust U/A dated August 25, 1994	224,748,671	(2)	45.6%	224,748,671	—	*
LOR, Inc.	216,017,072	(2)(3)	43.8%	216,017,072	—	*
Gary W. Rollins	15,884,613	(4)	3.2%	15,884,613	—	*
Rollins Holding Company, Inc.	8,731,599	(2)	1.8%	8,731,599	—	*
Timothy C. Rollins	6,083,290	(5)	1.2%	6,083,290	—	*
Amy R. Kreisler	6,014,209	(6)	1.2%	6,014,209	—	*
Pamela R. Rollins	5,997,170	(7)	1.2%	5,997,170	—	*
RCTLOR, LLC	3,945,035	(2)	*	3,945,035	—	*
RFA Management Company, LLC	2,235,811	(2)	*	2,235,811	—	*
The Margaret H. Rollins 2014 Trust	1,074,736	(8)	*	1,074,736	—	*
RFT Investment Company, LLC	744,963	(2)	*	744,963	—	*
2007 GWR Grandchildren’s Partnership	319,782	(8)	*	319,782	—	*
Total	249,014,176		50.5%	249,014,176	—	*
__________________
(1)Percentages are based on 492,787,005 shares of our common stock issued and outstanding as of March 31, 2023.
(2)An aggregate of 224,748,671 shares of common stock are beneficially owned by the Gary W. Rollins Voting Trust U/A dated September 14, 1994 (the “GWR Voting Trust”) and the R. Randall Rollins Voting Trust U/A dated August 25, 1994 (the “RRR Voting Trust”). The amount shown for the GWR Voting Trust and the RRR Voting Trust includes the following shares of common stock: (a) 209,091,263 shares held by LOR, Inc., a Georgia corporation (the GWR Voting Trust and the RRR Voting Trust each have a 50% voting interest in LOR, Inc.); (b) 8,731,599 shares held by Rollins Holding Company, Inc., a Georgia corporation (the GWR Voting Trust and the RRR Voting Trust each have a 50% voting interest in Rollins Holding Company, Inc.); (c) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFA Management Company, LLC); (d) 744,963 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); and (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The selling stockholders disclaim beneficial ownership of these shares except to the extent of the selling stockholders’ pecuniary interest.
(3)An aggregate of 216,017,072 shares of common stock are beneficially owned by LOR, Inc. The amount shown for LOR, Inc. includes the following shares of common stock: (a) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFA Management Company, LLC); (b) 744,963 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); and (c) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.

(4)Mr. Gary W. Rollins is a director of the Company. The amount shown for Mr. Rollins includes 8,629,469 shares of common stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power. It also includes the following shares of common stock: (a) 161,228 shares held by eleven trusts benefiting the grandchildren and more remote descendants of his late brother, Mr. R. Randall Rollins (Mr. Gary W. Rollins is a trustee of each such trust); (b) 959,538 shares held by seven trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his late brother, Mr. R. Randall Rollins; (c) 4,887,802 shares of common stock held directly by Mr. Gary W. Rollins; (d) 701,034 shares held by the R. Randall Rollins 2012 Trust (the trustee of each of the Rollins Family Trusts and the R. Randall Rollins 2012 Trust is a corporation over which Mr. Gary W. Rollins has the ability to assert control within sixty days); (e) 373,950 shares of restricted stock; (f) 124,864 shares in the Company’s employee stock purchase plan; (g) 21,969 shares held in the Rollins 401(k) Savings Plan and (h) 24,759 shares held by his wife. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(5)The amount shown for Mr. Timothy C. Rollins includes the following shares of common stock: (a) 5,413,068 shares of common stock held in a charitable trust of which he is a co-trustee; (b) 138,964 shares of common stock held by his spouse; (c) 94,053 shares held by the 2002 Timothy C. Rollins Trust, as to which he currently has the power to designate the members of the Investment Committee of the trustee; (d) 45,821 shares held of record by a minor child under a Uniform Transfers to Minors Act account, over which he possesses voting and dispositive power as custodian of the account; and (e) 391,384 shares, over which he possess sole voting and dispositive power. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(6)The amount shown for Ms. Amy R. Kreisler includes the following shares of common stock: (a) 5,413,068 shares of common stock held in a charitable trust of which she is a co-trustee and the Executive Director; (b) 94,053 shares held by the 2002 Amy R. Kreisler Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee; (c) 64,869 shares of common stock held in two family trusts of which she is the sole trustee; and (d) 392,695 shares, over which she possess sole voting and dispositive power. Also includes 49,524 shares held by her spouse. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(7)Ms. Pamela R. Rollins is a director of the Company. The amount shown for Ms. Rollins includes the following shares of common stock: (a) 5,413,068 shares of common stock held in a charitable trust of which she is a co-trustee; (b) 94,053 shares held by the 2002 Pamela R. Rollins Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee; and (c) 490,049 shares, over which she possess sole voting and dispositive power. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(8)The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. The following summary description of our capital stock is qualified by reference to the provisions of our certificate of incorporation and bylaws. Our authorized capital stock consists of 800,000,000 shares of common stock, $1.00 par value per share, and 500,000 shares of preferred stock, no par value per share.
Common Stock
As of March 31, 2023, there were 492,787,005 shares of our common stock issued and outstanding. Subject to the rights of holders of our preferred stock, holders of our common stock:
•are entitled to dividends to the extent declared by our board of directors out of funds legally available therefor;
•are entitled to one vote per share on all matters brought before them (voting is noncumulative in the election of directors);
•have no preemptive or conversion rights;
•are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and
•are entitled upon liquidation to receive the remainder of our assets after the payment of corporate debts and the satisfaction of the liquidation preference of any outstanding preferred stock.
Preferred Stock
Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it at the time of issuance. Among the specific matters that our board of directors may determine are the rate of dividends, redemption and conversion prices and terms and amounts payable in the event of liquidation and special voting rights. Such rights of the board of directors to issue preferred stock may be viewed as having an anti-takeover effect. As of the date of this prospectus, there are no shares of preferred stock outstanding.
Business Combinations with Interested Stockholders
As a public Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15 percent or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the time such person became an interested stockholder unless:
•before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
•following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Registration Rights
We and the selling stockholders are party to the registration rights agreement, dated as of June 5, 2023, pursuant to which we have granted the selling stockholders, certain of their affiliates and their permitted transferees the right to require, subject to certain conditions and limitations, us to register for resale securities held by such stockholders and certain customary registration rights with respect to registrations initiated by us. The registration rights agreement also contains customary provisions relating to expenses and indemnification. We are registering the shares of common stock offered by the selling stockholders in this prospectus pursuant to the terms of the registration rights agreement.
Certain Provisions of the Certificate of Incorporation and Bylaws of Rollins
General
A number of provisions of the certificate of incorporation and bylaws deal with matters of corporate governance and the rights of stockholders, including, among others, provisions for the classification of the board of directors into three classes having terms of three years each. Certain of these provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers that certain stockholders may deem to be in their best interest. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of Rollins. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the common stock. The board of directors believes that these provisions are appropriate to protect the interests of Rollins and all of its stockholders.
Meetings of Stockholders
Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors and shall be called by the Chairman of the Board or Secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. The bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting or special meeting of stockholders.
Indemnification and Limitation of Liability
The bylaws provide that directors and officers shall be, and at the discretion of the board of directors, others serving at the request of Rollins may be, indemnified by Rollins to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Rollins and further require the advancing of expenses incurred in defending claims. The bylaws also provide that the right of directors and officers to indemnification shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breaches of their fiduciary duty. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.
Amendment of Bylaws
The certificate of incorporation provides that Rollins’ bylaws may be adopted, amended or repealed by the board of directors and any bylaws adopted by the directors may be altered, amended or repealed by the directors or by the stockholders.

Exclusive Forum
The bylaws provide that, unless Rollins otherwise consents in writing, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) will be the sole and exclusive forum for resolution of (a) any derivative action or proceeding brought on behalf of Rollins, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Rollins or the its stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (d) any action asserting a claim governed by the “internal affairs doctrine.”
The bylaws’ exclusive forum provision does not apply to claims arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Transfer Agent and Registrar
American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.
Listing of Common Stock
Our common stock is listed on the New York Stock Exchange under the symbol “ROL.”

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Rollins, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Regions Bank, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of Rollins, Inc. and:
•may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
•may be issued in one or more series with the same or various maturities;
•may be issued at a price of 100% of their principal amount or at a premium or discount;
•may be issued in registered or bearer form and certificated or uncertificated form; and
•may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.
The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);
•the price or prices of the debt securities of the series at which such debt securities will be issued;
•whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

•any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);
•the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
•the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
•the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;
•the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
•the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
•if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
•if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•any changes or additions to the provisions of the indenture dealing with defeasance;
•if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;
•any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;
•if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
•the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;
•the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;
•the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
•with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
•any provisions granting special rights to holders when a specified event occurs;
•any co-issuer;
•the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and
•any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•securities in bearer form;
•debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);
•debt securities with respect to which principal or interest is payable in a foreign or composite currency;
•debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and
•variable rate debt securities that are exchangeable for fixed rate debt securities.
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
•the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•any other matter relating to the actions and practices of the depositary, its nominee or its participants.
Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
•as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;
•as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or
•as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
•default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
•failure to pay interest on the debt securities of that series within 30 days of the due date;
•failure to comply with the obligations described under “—Mergers and Sales of Assets” below;
•failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or
•certain events of bankruptcy, insolvency or reorganization affecting us.
A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by written notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute, or to order or direct the trustee to institute, any proceeding, judicial or otherwise, with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
•the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and
•the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;
•reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;
•change the provisions applicable to the redemption of any debt securities;
•make any debt securities payable in money or securities other than those stated in the debt securities;
•impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;
•in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or
•make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
•to cure any ambiguity, omission, defect or inconsistency;
•to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
•to provide for the assumption by a successor company of the obligations of the Company under the indenture;
•to add guarantees with respect to the debt securities or to secure the debt securities;
•to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
•to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;
•in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);
•to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
•to approve a particular form of any proposed amendment;
•to provide for the issuance of additional debt securities of any series;
•to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
•to comply with the rules of any applicable depositary;
•to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or
•to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.
Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Rollins, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not Rollins, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Rollins, Inc. under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•the title of such debt warrants;
•the offering price for such debt warrants, if any;
•the aggregate number of such debt warrants;
•the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution or adjustment provisions of such debt warrants, if any;
•the redemption or call provisions, if any, applicable to such debt warrants; and
•any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•the title of such warrants;
•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the offered securities purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants; and
•any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•if appropriate, any special United States federal income tax considerations applicable to the units; and
•any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale by us or the selling stockholders of securities included in this prospectus. We may offer and sell some or all of our securities included in this prospectus, and the selling stockholders may offer and sell shares of our common stock included in this prospectus, in any one or more of the following ways:
•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis; or
•otherwise through a combination of any of the above methods of sale.
In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder, as the case may be, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may also enter into hedging transactions with respect to our securities. For example, we or any selling stockholder may:
•enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•sell shares of common stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require us or the selling stockholder, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling stockholder, or borrowed from us or any selling stockholder or others, to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of any selling stockholder or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•the purchase price of the securities and the proceeds we or the selling stockholder, as the case may be, will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or any selling stockholder in one or more transactions:
•at a fixed price or prices that may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Such sales may be effected:
•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or any selling stockholder or through agents designated by us or any selling stockholder from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or any selling stockholder to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
In all cases, these purchasers must be approved by us or any selling stockholder, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or any selling stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or any selling stockholder or affiliates of ours or such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or such selling stockholder for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or any selling stockholder for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Since March 24, 2023, Deloitte & Touche LLP has acted as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Rollins, Inc.
$1,000,000,000 of Common Stock
PROSPECTUS SUPPLEMENT

Sole Bookrunner

Morgan Stanley

November        , 2025